UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 26, 2006
NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)
609-524-4500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
David Crane, President and Chief Executive Officer of NRG Energy, Inc., will present at the Merrill Lynch Global Power and Gas Leaders Conference on Tuesday, September 26, 2006. He will participate in a panel discussion, “Texas and Beyond,” scheduled for 10:30 a.m. eastern.
A copy of the slides to be presented at the conference by Mr. Crane is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The presentation slides contained in Exhibit 99.1 include statements intended as “forward looking statements,” which are subject to the Safe Harbor Statement set forth in the exhibit. Certain of the slides in Exhibit 99.1 also contain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures, to the extent available without unreasonable effort, is included in Exhibit 99.1
The information contained in this Item 7.01 is not filed for purposes of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent NRG specifically incorporates the information by reference. By including this Item 7.01 disclosure in the filing of this Current Report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
Item 8.01 Other Events
NRG Energy, Inc. is disclosing that it has revised its estimates for environmental capital expenditures for the period 2007 through 2011, and has developed estimates for such expenditures in 2012. Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference, contains a slide that provides these estimates by region for 2007 through 2012, and compares our revised estimates as of September 26, 2006, to our previous estimates as of December 31, 2005.
The changes in expected 2007-2012 environmental capital expenditure are primarily the result of two factors: the increase in the expected cost of environmental retrofit equipment, and changes in the equipment selected and timing of investment.
A significant portion of the increase in investment is in our South Central region, specifically the Big Cajun II plant. Our current contracts with our rural electrical cooperative customers in the South Central region allow recovery of up to approximately 93% of costs incurred by complying with new laws, including interest, over the asset life of the required expenditures; actual recoveries may be less and will depend, among other things, on the duration of the contracts and the treatment of the expenditures thereunder.
Safe Harbor Disclosure
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “believe,” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.
NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
99.1	NRG Energy, Inc. slide presentation to the investor community at the Merrill Lynch Global Power and Gas Leaders Conference on September 26, 2006
99.2	NRG Energy, Inc. Estimated Environmental Capex as of September 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W.J. O'BRIEN
Timothy W. J. O'Brien
Vice President and General Counsel

Dated: September 26, 2006

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